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                                                                   EXHIBIT 10.64

                          CONSULTING SERVICES AGREEMENT

     THIS AGREEMENT is made and entered into as of January 1, 2000, by and between RAYTEL MEDICAL CORPORATION, a Delaware Corporation (the "Company"), and Allan Zinberg ("Consultant").


                                    RECITALS

     A. The Company is engaged in the business of providing a variety of health care services, focusing on the needs of patients with cardiovascular disease; and

     B. The Company desires to retain the services of Consultant to perform certain consulting services and Consultant is willing to perform such services.

     NOW, THEREFORE, it is agreed as follows:


                                    AGREEMENT

     1.   Engagement and Performance of Services.

          (a) Engagement. The Company hereby engages Consultant to perform consulting services in accordance with the terms and conditions of this Agreement.

          (b) Description of Services. Consultant shall provide consulting services to senior management of the Company. Consultant shall report to the Chief Executive Officer of the Company or his designee and shall provide consulting services, as requested in such areas as: operational issues for cardiac monitoring services provided by Raytel Cardiac Services, re-structuring of certain cardiac catheterization operations, and strategic issues relating to the sale of specific operating assets or the acquisition of specific operating assets.

          (c) Term. The term of this Agreement shall commence on January 1, 2000, and, unless earlier terminated as provided in subsection 1(e) below, shall continue on a month to month basis until terminated as provided in paragraph (g) herein below.

          (d) Service Commitment. Consultant will hold himself available to provide consulting services, on a part-time basis, during the term of this Agreement. The Company shall use reasonable efforts to schedule the performance of Consultant's services so as not to interfere with Consultant's other business commitments. To the extent practicable, the parties will establish a schedule for the performance of the consulting services. Once established, changes in such schedule will be subject to reasonable notice and Consultant's other business


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commitments. Consultant will also hold himself available, for telephone consultation for reasonable periods of time.

          (e) Termination. The Company shall have the right to terminate this Agreement (i) upon Consultant's failure to perform any duties reasonably assigned to him hereunder, which failure is not cured within 10 days following written notice thereof or (ii) at any time upon written notice delivered to Consultant. Consultant may terminate this Agreement at any time upon thirty (30) days written notice delivered to the Company.

          (f) Facilities, Equipment and Supplies. Except as specifically agreed by the parties, Consultant will provide his consulting services hereunder at his own facility. If the parties agree that certain specified services shall be performed by Consultant at the Company's facility, the Company will provide to Consultant an office, access to telephone, facsimile and e-mail equipment, reasonable clerical support and general office supplies for his use in the performance of any such consulting services.

          (g) Other Activities. The Company acknowledges and agrees that, subject to his obligations hereunder and his obligations as set forth in the Employment Agreement between Consultant and the Company dated August 20, 1999 (the "Employment Agreement"), Consultant shall have the right to engage in other business activities and consulting activities for other entities during the term of this Agreement; provided, however, that during the term of this Agreement, Consultant will not, without the Company's prior written consent, directly or indirectly engage in any employment, consulting or other business activity other than for the Company relating to any line of business in which the Company is at such time engaged, or which would otherwise conflict with Consultant's obligations to the Company under this Agreement. The foregoing notwithstanding, nothing herein shall prevent the Employee from engaging in charitable activities or activities of professional associations, from managing any personal investments on his own personal time, provided that such investments are not otherwise competitive with the Company, or engaging in the additional activities listed and described in Exhibit 1.5, attached hereto and incorporated herein by reference. This Section 1(g) of this Consulting Agreement is subordinate to
Section 5.9, Covenant Not to Compete, of the Employment Agreement between Consultant and the Company, and any conflict between this Consulting Agreement and the Employment Agreement shall be resolved in favor of the Employment Agreement.

          (h) Compensation. As compensation for the consulting services to be performed under this Agreement, and for holding himself available to perform such services, the Company shall pay Consultant a consulting fee of One Hundred Forty Dollars ($140.00) per hour, payable every two weeks on the 1st and 15th of each month for invoices received from Consultant during the term of this Agreement. In the event that this Agreement is terminated prior to the end of a normal pay period, Consultant shall be entitled to receive such consulting fee prorated through the date of termination. Consultant shall submit an invoice for services at least one week prior to the scheduled pay period to allow time for check processing and other administrative activities. Consultant shall be required to keep detailed time records of the


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actual hours or portions or hours spent performing the duties set forth in
Paragraph 1(b). Travel and administrative time are not billable to the Company except as provided herein. However, in the event that Consultant is requested to travel to a location that requires more than four hours travel time, then consultant shall be compensated on a daily basis of One Thousand One Hundred Twenty Dollars ($1,120.00) per day for each day that consulting services were actually performed, and shall be compensated on a daily basis of Five Hundred Dollars ($500.00) per day for each day that no consulting services were actually performed. In addition, weekend days or an extra day taken at the Consultant's discretion for Consultant's travel convenience shall not be counted as a paid travel day.

          (i) Expenses. In addition to the compensation specified in Section 1(h) above, the Company will reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant and approved in advance by the Company in connection with the performance of his consulting services hereunder. Consultant shall also submit appropriate back-up documentation to support each request for reimbursement.

          (k) No Violation of Others' Rights. Consultant represents and warrants that in the course of performing his services hereunder, Consultant will not (i) use, disclose to the Company or induce the Company to use any confidential or proprietary documents or information belonging to any other person or entity, or (ii) infringe or wrongfully appropriate any patents, copyrights, trade secret rights, or other intellectual property rights of any other person or entity.

     2.   Protection of Confidential Information.

          (a) Definition of Confidential Information. For purposes of this Agreement, the term "Confidential Information" shall mean all information developed by or disclosed or made available to Consultant, his employees or representatives, in connection with the performance by Consultant of the consulting services hereunder (including information known to Consultant in his capacity as a director of the Company) which the Company protects against unrestricted disclosure to others and which: (i) if in written or other tangible form, is clearly designated as "Confidential;" and (ii) if disclosed orally, is reduced to or described in a writing designating such information as "Confidential" which is delivered to Consultant promptly following such oral disclosure. By way of illustration, but not limitation, Confidential Information may include inventions, concepts, designs, techniques, processes, market data, customer lists, referral sources, suppliers, financial information and plans and strategies.

          (b) Confidentiality. Consultant agrees, with respect to any Confidential Information developed by or disclosed to him:

               (i) To use such Confidential Information only for the purposes of performing the consulting services hereunder;


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               (ii)  To use the same methods and degree of care to prevent disclosure of such Confidential Information as he uses to prevent disclosure of his own proprietary and confidential information;

               (iii) To disclose the Confidential Information to his employees only on a need-to-know basis and not to disclose any Confidential Information to any third party without the prior written consent of the Company; and

               (iv) To return any Confidential Information in any tangible form to the Company at the request of the Company and to retain no copies or reproductions thereof.

          (c) Limitations. Consultant shall not be obligated to treat information as Confidential Information if such information:

               (i) Was rightfully in Consultant's possession or was rightfully known to Consultant prior to receipt from the Company;

               (ii) Is or becomes public knowledge without the fault of Consultant;

               (iii) Is or becomes rightfully available to Consultant without confidential restriction from a source not under the Company's control; or

               (iv) Is independently developed by Consultant without use of the Confidential Information disclosed hereunder; provided, however, that the burden of proof of such independent development shall be upon Consultant.

          (d)  Survival of Obligations. The obligations of Consultant under this
Section 2 shall survive the termination of this Agreement.

     3.   Miscellaneous.

          (a) Relationship of Parties. Consultant shall at all times during the performance of his services hereunder be an independent contractor, maintaining sole and exclusive control over his business and operations.

               (i) At no time will either party hold itself out to be the agent, employee, lessee, subleases, partner or joint venturer of the other party.

               (ii) Neither party hereto shall have the express or implied right or authority to assume or create any obligation on behalf of or in the name of the other party, or to bind the other party in regard to any contract, agreement or undertaking with any third party.


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               (iii) Since Consultant is not an employee of the Company, neither
Consultant nor any of its employees shall be entitled, by virtue of their services hereunder, to any of the benefits which the Company may make available to its employees, including but not limited to workers' compensation insurance and coverage.

               (iv) Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant's performance of services and receipt of fees under this Agreement.

               (v) Consultant will be solely responsible for and must maintain adequate records of expenses incurred in the course of performing services under this Agreement.

               (vi) No part of Consultant's compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes.

               (vii) Should the Internal Revenue Service or the California Department of Employment Development make a determination that Consultant was not an independent contractor but was an employee and that the consulting compensation was ordinary salary subject to customary payroll tax withholding, then Consultant agrees that Consultant shall be responsible for the employee's portion of the customary payroll taxes, such as FICA, FUTA, Medicare and SDI.

          (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior, written or oral negotiations, representations or agreement. No modification of this Agreement shall be binding on either party unless it is in writing and signed by both parties.

          (c) Severability. The provisions of this Agreement are severable, and if one or more provisions are judicially determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions or portions of this Agreement shall nevertheless be binding on and enforceable by and between the parties hereto.

          (d) Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. Consultant shall not transfer or assign this Agreement without the prior written consent of the Company.

          (e) Governing Law. The rights and obligations of the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of California.


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          (f)  Headings. Section headings are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

          (g) Unavoidable Delays. Either party shall be excused for any delays or defaults in the performance of this Agreement (except the payment of amounts due and payable hereunder) unavoidably caused by the act of the other, the act of any agent of the other, the act of any governmental authority, acts of God, the elements, war, litigation, strikes, walkouts, or any other cause beyond its reasonable control. Each party shall use all reasonable diligence to avoid any such delay or default and to resume performance under this Agreement as soon as practicable after such delay or default.

          (h) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, and in each case addressed as follows:


          If to Consultant:             ALLAN ZINBERG

                                        --------------------------------
                                        Simsbury, Connecticut

          If to the Company:            RAYTEL MEDICAL CORPORATION
                                        2755 Campus Drive, Suite 200
                                        San Mateo, California 94403-2515
                                        ATTN:  Richard F. Bader
                                               Chief Executive Officer

          (i) Attorneys' Fees and Costs. Should litigation arise concerning the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs as determined by the court.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

RAYTEL MEDICAL CORPORATION                CONSULTANT


By: /s/ Richard F. Bader                  By: /s/ Allan Zinberg
   ------------------------------------      -----------------------------------
   Richard F. Bader                          Allan Zinberg
   Chief Executive Officer


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